UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

Double Eagle Petroleum Co.
(Exact name of registrant as specified in its charter)

Maryland	0-6529	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Double Eagle Petroleum Co. (“the Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 25, 2010.  A total of 9,522,249 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy, or approximately 86% of the total shares entitled to vote.  At the Annual Meeting, stockholders elected both of the directors nominated by the Company’s Board of Directors, approved and adopted the 2010 Stock Incentive Plan, and ratified the appointment of Hein and & Associates LLP as the Company’s independent accounting firm for the 2010 fiscal year audit.

The results of the voting were as follows:

	For	Against	Abstentions

Election of Directors:
Richard Dole	3,539,995	1,960,451	73,152
Brent Hathaway	3,947,185	1,575,703	50,710

There were 3,948,651 broker non-votes with respect to each nominee.

	For	Against	Abstentions

Approval and Adoption of the 2010 Stock Incentive Plan:	3,063,607	2,452,307	57,684

There were 3,948,651 broker non-votes with respect to this proposal.

	For	Against	Abstentions

Ratification of the appointment of independent accounting firm:	8,820,158	522,286	179,805

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DOUBLE EAGLE PETROLEUM CO.

Date: May 28, 2010	By:	/s/ Emily Maron
Name: Emily Maron Title: Assistant Corporate Secretary